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                                                                Exhibit 99(h)(6)

                 FIRST AMENDMENT TO THE PARTICIPATION AGREEMENT
                                 BY AND BETWEEN
  SALOMON BROTHERS VARIABLE SERIES FUNDS INC, THE OHIO NATIONAL LIFE INSURANCE
              COMPANY AND OHIO NATIONAL LIFE ASSURANCE CORPORATION

          This Amendment, made as of this __ day of __________, 2006 by and between Salomon Brothers Variable Series Funds Inc (the "Fund"), The Ohio National Life Insurance Company (the "Life Company") and Ohio National Life Assurance Corporation (the "Life Corporation").

                                   WITNESSETH:

          WHEREAS, the Fund has entered into a Participation Agreement with Life Company, dated March 23, 1998 (the "Agreement"), which is incorporated herein by this reference; and

          WHEREAS, the Agreement provides that it may only be amended by written instrument signed by both parties. This Amendment is intended to supplement the Agreement; accordingly, except as otherwise specified herein, the Agreement, as in effect at the time in question, will continue to govern the conduct of business between Fund and Life Company in regard to the matters set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be amended as follows:

     1. Ohio National Life Assurance Corporation will be added as a contracting party.

     2. All references to "Life Company" in the Agreement shall be deemed to include Life Corporation.

     3. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

Except as provided herein, the terms and conditions contained in the Agreement, shall remain in full force and effect. Capitalized terms herein that are not defined have the meanings ascribed to them in the Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

SALOMON BROTHERS VARIABLE SERIES        THE OHIO NATIONAL LIFE INSURANCE
FUNDS INC                               COMPANY


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


                                        OHIO NATIONAL LIFE ASSURANCE
                                        CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

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                                   SCHEDULE A

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

Salomon Brothers Variable Investors Fund
Salomon Brothers Variable Capital Fund
Salomon Brothers Variable Total Return Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

Ohio National Variable Account A
Ohio National Variable Account R

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

ONcore series of variable annuities, including, but not limited to:
ONcore Xtra
ONcore Value
ONcore Premier
ONcore Lite
ONcore Flex

Variable life policies, including:
Vari-Vest II
Vari-Vest IV
Vari-Vest V
Vari-Vest Asset Builder
Vari-Vest Survivor
Growth Perspective


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